UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 22, 2014

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)
60523
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Annual Shareholders' Meeting of McDonald's Corporation (the "Company") held on May 22, 2014, as well as the number of votes cast with respect to each matter.

Each of the eight directors proposed by the Company for re-election was elected by the following votes to serve until the Company's 2015 Annual Shareholders' Meeting or until his or her respective successor has been elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Susan E. Arnold	617,103,199	13,949,564	1,939,865	168,139,941
Richard H. Lenny	622,844,065	8,059,392	2,089,171	168,139,941
Walter E. Massey	617,762,826	13,028,567	2,201,235	168,139,941
Cary D. McMillan	617,088,678	13,821,955	2,081,995	168,139,941
Sheila A. Penrose	624,741,639	6,253,726	1,997,263	168,139,941
John W. Rogers, Jr.	615,792,393	15,105,577	2,094,658	168,139,941
Roger W. Stone	616,108,919	14,727,128	2,156,581	168,139,941
Miles D. White	610,260,761	20,597,059	2,134,808	168,139,941

The proposal regarding an advisory shareholder vote to approve the compensation awarded to the Company's named executive officers for 2013 was approved by shareholders. The votes on this matter were as follows: 591,791,353 votes for; 36,178,754 votes against; 5,022,521 abstentions; and 168,139,941 broker non-votes.

The proposal regarding the approval of performance goals for awards under the McDonald's Corporation 2009 Cash Incentive Plan was approved by shareholders. The votes on this matter were as follows: 613,586,164 votes for; 15,437,457 votes against; 3,969,007 abstentions; and 168,139,941 broker non-votes.

The proposal regarding an advisory vote to approve the appointment of Ernst & Young LLP to serve as independent auditor for 2014 was approved by shareholders. The votes on this matter were as follows: 791,409,305 votes for; 7,116,972 votes against; and 2,606,292 abstentions. There were no broker non-votes on this matter.

The proposal regarding an advisory vote requesting the ability for shareholders to act by written consent was not approved by shareholders. The votes on this matter were as follows: 264,271,014 votes for; 363,441,949 votes against; 5,279,665 abstentions; and 168,139,941 broker non-votes.

Item 8.01.  Other Events.

On May 28, 2014, the Company issued an Investor Release announcing that it expects to return $18 to $20 billion to shareholders between 2014 and 2016 through a combination of dividends and share repurchases. A copy of the Investor Release is attached as Exhibit 99 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99	Investor Release of McDonald's Corporation issued May 28, 2014:
McDonald's Announces 3-Year Total Cash Return Target

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	May 28, 2014	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President—Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No. 99	Investor Release of McDonald's Corporation issued May 28, 2014:
McDonald's Announces 3-Year Total Cash Return Target